UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2018

THE CHILDREN’S PLACE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

500 Plaza Drive, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-b-2 of this chapter).

Emerging Growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2018 Annual Meeting of Stockholders of The Children’s Place, Inc. (the “Company”) held on May 9, 2018, the Company’s stockholders voted on: (i) the election of each of the Company’s nine nominees for Director for a one-year term expiring in 2019; (ii) the ratification of the appointment of Ernst & Young LLP, as the Company’s independent registered public accounting firm for the Company’s fiscal year ending February 2, 2019; and (iii) the approval, on an advisory, non-binding basis, of the compensation of the Company’s named executive officers as described in the Company’s proxy statement for the 2018 Annual Meeting of Stockholders.

The results of the voting were as follows:

	For	Against	Abstentions	Broker Non-Votes
Election of Directors
Joseph Alutto	14,667,382	169,659	10,224	609,336
John E. Bachman	14,797,554	39,487	10,224	609,336
Marla Malcolm Beck	14,806,337	39,840	1,088	609,336
Jane Elfers	14,806,113	40,064	1,088	609,336
Joseph Gromek	14,543,030	303,099	1,136	609,336
Norman Matthews	14,676,394	169,735	1,136	609,336
Robert L. Mettler	14,687,723	158,353	1,189	609,336
Stanley W. Reynolds	14,806,522	39,607	1,136	609,336
Susan Sobbott	14,794,745	51,352	1,168	609,336

Ratification of the Appointment Of Independent Registered Public Accounting Firm	15,340,559	114,312	1,730	0

Compensation Paid to Named Executive Officers (“Say on Pay”)	13,815,124	1,019,342	12,799	609,336

* * *

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2018

THE CHILDREN’S PLACE, INC.

By:	/s/ Jane Elfers
Name:	Jane Elfers
Title:	President and Chief Executive Officer

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